CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 333-144503 of the COLI VUL-2 Series Account of First Great-West Life & Annuity Insurance Company on Form N-6 of our report dated April 26, 2012 on the financial statements of First Great-West Life & Annuity Insurance Company, appearing in the Statement of Additional Information, which is part of the Registration Statement.

We also consent to the reference to us as experts under the heading “Independent Auditors” in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 26, 2012